UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 25, 2016

Gaming Partners International Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3945 W Cheyenne, Suite 208, North Las Vegas, Nevada		89032
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(702) 384-2425

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Gaming Partners International Corporation (the “Company”) held its 2016 annual meeting of stockholders on May 25, 2016. The Company is providing the following information regarding the final results of the matters voted on by the stockholders at the annual meeting:

(a) Proposal 1. Election of Directors:

	Votes
Director Nominee	For	Withheld	Broker Non-Vote

Martin A. Berkowitz	5,000,946	68,722	1,633,457
Eric P. Endy	4,670,553	399,115	1,633,457
Gregory S. Gronau	4,670,553	399,115	1,633,457
Charles R. Henry	5,000,846	68,822	1,633,457
Robert J. Kelly	4,923,524	146,144	1,633,457
Jean-Francois Lendais	4,664,640	405,028	1,633,457
Alain Thieffry	4,537,367	532,301	1,633,457

(b) Proposal 2. Ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

For	Against	Abstain	Broker Non-Vote
6,696,516	3,095	3,514	̶

(c) Proposal 3. Advisory vote to approve named executive officer compensation:

For	Against	Abstain	Broker Non-Vote
5,043,198	21,727	4,743	1,633,457

For	Against	Abstain	Broker Non-Vote
4,514,354	532,510	22,804	1,633,457

For	Against	Abstain	Broker Non-Vote
4,532,404	532,311	4,953	1,633,457

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gaming Partners International Corporation
(Registrant)

Date: May 31, 2016
	By:	/s/ Gregory S. Gronau
Gregory S. Gronau President and Chief Executive Officer